UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019 (March 20, 2019)

VAPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5304 Derry Ave., Suite C

Agoura Hills, CA 91301

 (Address of principal executive office)

1-877-827-3959

(Registrant's telephone number, including area code)

N/A

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 20, 2019, management of Vape Holdings, Inc. (the “Company”) concluded that the previously filed audited consolidated financial statements of the Company as of and for the year ended September 30, 2017 required restatement to account for the subsequent determination by management that certain note holders of the Company misstated amounts due and owing under their notes outstanding as of September 30, 2017 and which requires restatement to account for those debt obligations that were not properly provided or disclosed to us and our independent auditors,  and restatement of the Kyle Tracy Settlement Agreement, both of which  were material to our financial statements.

 As a result of the pending restatements, the consolidated financial statements for the year ended September 30, 2017 contained in our Annual Report on Form 10-K as filed with the Commission on November 15, 2018 should no longer be relied upon.

We therefore will restate our financial statements for the year ended September 30, 2017 to reflect the aforementioned changes.  The amended Form 10-K will be filed as soon as possible.

The Company’s management discussed the matters disclosed in Item 4.02 of this filing with dbbMcKennon, the Company’s independent registered certified public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: March 21, 2019	By:	/s/ Ben Beaulieu
Ben Beaulieu
Duly Authorized Officer, Chief Operations Officer

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